Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

OraSure Technologies, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-208505) and Form S-8 (No. 333-220148, No. 333-118385, No. 333-102235, No. 333-50340, No. 333-48662, No. 333-138814, No. 333-151077, 333-176315 and 333-198237) of OraSure Technologies, Inc. of our reports dated February 28, 2018, with respect to the consolidated balance sheets of OraSure Technologies, Inc. and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2017 and the related notes (collectively the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of OraSure Technologies, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 28, 2018